Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-152165) of Kirkland’s, Inc. pertaining to a registration to sell 2,641,032 shares of common stock by certain selling shareholders,

(2) Registration Statement (Form S-3 No. 333-111245) of Kirkland’s, Inc. pertaining to a registration to sell 4,517,604 shares of common stock by certain selling shareholders,

(3) Registration Statement (Form S-8 No. 333-100157) of Kirkland’s, Inc. pertaining to the 1996 Executive and Non-Qualified Stock Option Plan, the 2002 Equity Incentive Plan, the Employee Stock Purchase Plan, and certain outstanding stock options,

(4) Registration Statement (Form S-8 No. 333-128120) of Kirkland’s, Inc. pertaining to the Executive Nonqualified Excess Plan, and

(5) Registration Statement (Form S-8 No. 333-189285) of Kirkland’s, Inc. pertaining to the 2002 Equity Incentive Plan;

of our reports dated March 31, 2017, with respect to the consolidated financial statements of Kirkland’s, Inc. and the effectiveness of internal control over financial reporting of Kirkland’s, Inc. included in this Annual Report (Form 10-K) of Kirkland’s, Inc. for the year ended January 28, 2017.

/s/ Ernst & Young LLP

Nashville, Tennessee

March 31, 2017